EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Marshall Insley, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CF 2019-CF3 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bushwick Avenue Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Trustee for the Bushwick Avenue Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Bushwick Avenue Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bushwick Avenue Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Bushwick Avenue Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Century Plaza Towers Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Century Plaza Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Century Plaza Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Century Plaza Towers Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 225 Bush Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 225 Bush Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Wells Fargo Place Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Wells Fargo Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Wells Fargo Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wells Fargo Place Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wells Fargo Place Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Wells Fargo Place Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Wells Fargo Place Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parklawn Building Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Parklawn Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Parklawn Building Mortgage Loan, Wells Fargo Bank, National Association , as Custodian for the Parklawn Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parklawn Building Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 180 Water Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 180 Water Mortgage Loan, Wells Fargo Bank, National Association prior to September 9, 2020, CWCapital Asset Management LLC, as Special Servicer for the 180 Water Mortgage Loan on and after September 9, 2020, as Trustee for the 180 Water Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 180 Water Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 180 Water Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Park Central Tower Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Park Central Tower Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Central Tower Mortgage Loan, Citibank, N.A., as Custodian for the Park Central Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park Central Tower Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Park Central Tower Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Park Central Tower Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Park Central Tower Mortgage Loan.

Dated: March 16, 2021

/s/ Marshall Insley

Marshall Insley

Chief Executive Officer

(senior officer in charge of securitization of the depositor)